EXHIBIT 99.1

        THEGLOBE.COM'S 1Q00 REVENUES MORE THAN DOUBLE YEAR-OVER-YEAR

                       - LOSSES NARROW VERSUS 4Q99 -

 - BANNER IMPRESSIONS GENERATED INCREASE 211% YEAR-OVER-YEAR TO 632 MILLION -
      - SUCCESSFUL DISTRIBUTION STRATEGY AND FOCUSED ECOMMERCE RESULT
              IN REDUCED ANNUAL LOSS ESTIMATES GOING FORWARD-

NEW YORK, NY, APRIL 27, 2000 - theglobe.com, Inc. (Nasdaq: TGLO), one of the world's leading online community networks and providers of community services, today announced results for the first quarter ended March 31, 2000.

Revenues in the first quarter rose to $7.0 million, an increase of 119% from $3.2 million a year earlier. Pro forma net loss, which excludes $7.6 million in amortization of goodwill and purchased intangibles, was $8.9 million, or $0.31 per share. This compares to a pro forma net loss of $4.9 million, or $0.23 per share, in the first quarter of 1999, and a pro forma net loss of $11.1 million, or $0.41 per share, in the fourth quarter of 1999. Weighted average shares outstanding for the three months ended March 31, 2000, and March 31, 1999, were 28.8 million and 21.1 million, respectively. For the three months ended December 31, 1999, weighted average shares outstanding were 27.0 million. Cash, cash equivalents, and short-term investments were $43.0 million as of March 31, 2000.

"We're very pleased at the significant strides theglobe.com has made this quarter in distributing Customized Community Solutions to partners in key verticals, expanding our advertiser base, and developing our world-leading games information network," said Dean Daniels, President and Chief Operating Officer, theglobe.com.

KEY METRICS
-----------
o theglobe.com registered approximately 427,000 NEW MEMBERS during the first quarter. This compares to approximately 363,000 and 221,000 new members registered in the fourth and first quarters of 1999, respectively. This represents 18% quarterly sequential growth and 93% year-over-year growth. TOTAL MEMBERSHIP INCREASED TO OVER 3.9 MILLION REGISTERED USERS as of March 31, 2000, a 96% year-over-year increase.
o Approximately 632 MILLION BANNER IMPRESSIONS were generated during the quarter versus approximately 491 million and 203 million generated during the fourth and first quarters of 1999, respectively. This represents 29% quarterly sequential growth and 211% year-over-year growth.
o According to Media Metrix data, theglobe.com is one of the fastest growing properties, registering 136% AUDIENCE GROWTH FROM MARCH 1999 TO MARCH 2000, which outpaces the percentage growth of all other leading community sites(1), as well as the overall Web, during this period. This reflects organic growth, as well as growth via acquisition and strategic distribution agreements.
o ADVERTISING SPONSORSHIPS. During the quarter, theglobe.com continued to focus on advertising sponsorships, helping the Company to continue selling targeted niches at higher CPMs. Sponsorship clients during the quarter included Encyclopedia Britannica, Hewlett Packard, Toshiba, and Time Warner Video, among others.
o Based on March 2000 Media Metrix data, games.theglobe.com, theglobe.com's games network(2), represents the LARGEST GAMES INFORMATION(3) NETWORK ON THE WEB based on combined home/work reach.

DISTRIBUTING 'CUSTOMIZED COMMUNITY SOLUTIONS' WITH GLOBECLUBS AND UPUBLISH!

Throughout the first quarter, organic growth of both globeclubs, a network of web- and email-based clubs focused on user interest, and uPublish!, a state-of-the-art website builder, continued to be strong, reflecting the ongoing maturation of these best-of-breed community tools. Accordingly, our flagship site, theglobe.com, continues to flourish as the `ground zero hub' where we aggregate audience vis-a-vis our community services and demonstrate how these tools are facilitating vibrant `micro' communities for users. According to Media Metrix, in March 2000 the number of unique visitors to theglobe.com Domain increased 78% versus February 2000.

The considerable success of these tools and, in turn, our own community has resulted in our successful business-to-business initiative of distributing 'Customized Community Solutions' to partners in key verticals, thereby lowering both our marketing and customer acquisition costs. By attracting other leading Web properties seeking a core component to customer retention, community tools and expertise, the power of globeclubs and uPublish! at aggregating audience and spawning distribution agreements is further validated.

o SPORTSLINE. During the first quarter theglobe.com entered into a comprehensive strategic agreement with CBS SportsLine.com whereby theglobe.com is customizing versions of globeclubs and uPublish! and providing its community expertise to build and manage CBS SportsLine's entire on-line community.

     The first phase of this agreement was recently implemented when theglobe.com launched CBS SportsLine's first baseball and football communities, which reside on both CBS SportsLine's site and in theglobe.com's Sports and Recreation area, and allow users to join or start a club, participate in forums, and chat with other sports fans. Additional phases of this agreement, including customized communities for football, basketball, hockey, college and local sports, will continue to be rolled out expeditiously.

o ROLLINGSTONE.COM. Most recently, theglobe.com and RollingStone.com formed a strategic partnership whereby theglobe.com will provide users of RollingStone.com with co-branded community tools to build personal e-mail clubs and homepages. This partnership extends theglobe.com's strategy of targeting niche audiences who are active, passionate and pre-disposed to building their own micro-communities on the Web.

theglobe.com also maintains distribution agreements with Alloy, OneMain, DirectHit, Road Runner, and Deja.com.

"As we continue to roll out our B2B initiative of distributing Customized Community Solutions to other Web properties, we see growing demand in the marketplace for community, a key component to customer retention on the Web and a powerful tool for aggregating critical audience mass," said Mr. Daniels. "Our partnerships with leading Web properties in key verticals allow us to reduce our dependence on marketing and effectively lower customer acquisition costs, while also leveraging our fixed costs over a wider revenue base."

ADVERTISING/SPONSORSHIPS
------------------------
During the first quarter, theglobe.com continued to attract significant NEW ADVERTISERS, including: Alta Vista, Backwire.com, Encyclopedia Britannica, Excite, Fashionmall.com, H&R Block, iVillage.com, J.C. Watts, John McCain, Polaroid, Sci-Fi Channel, and Sports Illustrated, among others. Additionally, the Company continued to receive significant contracts from ONGOING ADVERTISERS such as: Bell Atlantic, BellSouth, CD Universe, Dell Computers, Disney, Earthweb, EA Sports, eFax, Entrepreneur Magazine, GT Interactive, Hewlett Packard, HyperNix, InsWeb, Intel, Launch, Microsoft, Office Max, Office Depot, Pogo.com, SegaSoft, Sony, Sprint, TCI, Visa, and WebTrends, among others.

o theglobe.com had 193 INDIVIDUAL ADVERTISERS in the first quarter that ran 246 individual advertising campaigns (both multi-month and renewal contracts). This compares to 179 individual advertisers in the fourth quarter that ran 245 individual advertising campaigns.
o Of these 193 individual advertisers, consumer brands represented approximately 76%, versus 73% in the fourth quarter.
o ADVERTISING SPONSORSHIPS. theglobe.com continues to develop unique programs for advertisers to accomplish their online advertising initiatives by providing innovative sponsorships opportunities. As the market moves toward increasingly "out of the box" advertising solutions, theglobe.com is well poised to capture additional revenues from these comprehensive and creative sponsorships.

     Particularly noteworthy during the quarter were the following sponsorships:

o ENCYCLOPEDIA BRITANNICA. Included unique ad units and ad placement throughout theglobe.com, including the homepage and various theme areas such as Arts & Books, Society & Culture, Entertainment, Science & Technology, and Games.
O HEWLETT PACKARD. In conjunction with the launch of the new Hewlett Packard color printer, theglobe.com was one of a select few sites awarded this campaign and designed a unique creative that was delivered within targeted areas of the site. This represented the eighth sponsorship agreement between theglobe.com and Hewlett Packard.
o TOSHIBA. Exclusive sponsor of theglobe.com's Superbowl 2000 promotion, which included a "linkable" logo throughout the site and an area devoted on each page for a message from Toshiba regarding their unique line of products and/or services.
o TIME WARNER VIDEO. Selected KidsDomain, a part of theglobe.com games network and the leading entertainment and educational site for kids, to help generate awareness and promote its newly released Pokemon video through a unique homepage opportunity developed by theglobe.com.
o VALENTINE'S DAY. In February, theglobe.com Network hosted its annual Valentine's Day Promotion, which presented users with a captivating theme area in which to play interactive games, enter contests, send postcards and interact with one another using theglobe.com's community tools and services. Promotion sponsors included BuyJewel.com, ProFlowers, BlueFly, and NetJewel.

     OTHER SPONSORSHIP CLIENTS DURING THE QUARTER INCLUDED Carsmart, CD Universe, Pogo.com, Polaroid, and Sega, among others.

GAMES.THEGLOBE.COM: OUR GAMES NETWORK
-------------------------------------
games.theglobe.com, our world leading games information network, was rounded out during the first quarter as a result of the late February acquisition of Chips & Bits, Inc., a leading online game retailer, and Strategy Plus, Inc., a publisher of magazines targeted at game enthusiasts.

During the quarter, games.theglobe.com extended its international reach via gamesdomain.com, its leading European online games publication, which began distributing its comprehensive games content to Excite UK. Additionally, as part of our business-to-business initiative, theglobe.com continues to distribute its comprehensive games information content to AOL UK. Other partners for games.theglobe.com content include Time Warner's Road Runner, collegebroadcast.com, Netscape Online (UK), Bun.com, and Electronics Boutique UK.

KidsDomain.com's audience percentage growth recently outpaced top kids sites Nick.com and CTW.com, and it further extended its international reach via the February launch of the U.K. version of the site, Kids Domain U.K. Additionally, Kids Domain attracted advertisers including Disney--Tarzan, Disney--Goofy, Discovery Channel, BellSouth--Spring Families, Family Education Company, GT Interactive, Kellogg, Southpeak Interactive, Zany Brainy, and Zeeks.com, during the quarter, and most recently entered into a unique sponsorship with Golden Books.

In May, theglobe.com will officially launch its games information network at E3 2000, the largest interactive entertainment trade show of the year, to be held in Los Angeles.

ECOMMERCE
---------
Following notably strong sales of video games in both the fourth quarter of 1999 and the first quarter of 2000 and our overall strong position in this vertical, theglobe.com has decided to realign its ecommerce effort to focus on the direct sale of these products. Additionally, the Company will focus on forming partnerships with ecommerce companies that want access to theglobe.com's audience. As part of this realignment, Chips & Bits, Inc., the leading online game retailer that for nearly 10 years has successfully been selling high-margin video games, will become the backbone behind our direct ecommerce initiative.

As a result, in late April the Board of Directors approved a plan to close our Seattle ecommerce operations. theglobe.com expects to record a restructuring charge of approximately $16.5 million, or $0.54 per share, in the second quarter, of which approximately $15.2 million will be related to non-cash items such as goodwill and intangible assets.

"With the realignment of our ecommerce effort to focus on higher-margin ecommerce initiatives and our successful distribution strategy, we are able to reduce our annual loss estimates going forward, effectively accelerating the Company's timeline to achieving profitability," commented Frank Joyce, Chief Financial Officer, theglobe.com.

(1) Leading community sites refers to Tripod, Angelfire, Fortunecity, and Xoom.
(2) games.theglobe.com, theglobe.com's games information network, is comprised of leading online game sites HappyPuppy.com, GamesDomain.com, ConsoleDomain.com, Computer Games Online, KidsDomain.com, Computer
    Games Magazine, and Chips & Bits.
(3) Games information includes news, game previews and reviews, game demo downloads, and hints and cheats.

ABOUT THEGLOBE.COM NETWORK
theglobe.com is a network of communities that specializes in bringing people together around shared topics of interest. The Company delivers "community" through four different streams: its flagship website (www.theglobe.com) featuring the Company's best of breed community tools and services (e-mail clubs and web site building tools); customized community solutions to other web properties; small business communities; and a vibrant games information network rated number one in the world by Media Metrix. theglobe.com currently distributes community services and games content to CBS Sportsline.com, Time Warner's Road Runner, RollingStone.com, Deja.com, Alloy.com, AOL UK, Excite UK, DirectHit.com, OneMain.com and Chaitime.com.

Safe Harbor -- this press release contains financial information and includes forward-looking statements related to theglobe.com, Inc. that involve risks and uncertainties, including, but not limited to, product delivery, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform
Act of 1995. For further information about these factors that could affect
theglobe.com's future results, please see the Company's filings with the
Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from theglobe.com's investor relations department. theglobe.com, theglobe.com (logo), globeclubs, Happy Puppy,
Kids Domain, Games Domain, WebJump, Chips & Bits, shop.theglobe.com, and
uPublish! are service marks of theglobe.com, inc. or its subsidiaries.
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                                                                               THEGLOBE.COM

                                              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    Three months ended March 31,
                                                      ----------------------------------------------------------
                                                                 2000                           1999
                                                      ---------------------------    ---------------------------


Net revenues                                                              $6,979                         $3,192
Cost of revenues                                                           4,408                          1,196
                                                      ---------------------------    ---------------------------

    Gross profit                                                           2,571                          1,996

Operating expenses:
  Sales and marketing                                                      5,597                          2,187
  Product development                                                      2,968                          2,114
  General & administrative                                                 3,211                          2,754
                                                      ---------------------------    ---------------------------

      Total operating expenses                                            11,776                          7,055
                                                      ---------------------------    ---------------------------

Loss from operations                                                      (9,205)                        (5,059)

Interest and other income, net                                               420                            196
                                                      ---------------------------    ---------------------------

      Loss before provision for income taxes                              (8,785)                        (4,863)

Provision for income taxes                                                    70                             46
                                                      ---------------------------    ---------------------------

      Pro forma net loss                                                ($8,855)                        ($4,909)
                                                      ===========================    ===========================

Basic and diluted pro forma net loss per share                           ($0.31)                         ($0.23)
                                                      ===========================    ===========================

Weighted average basic and diluted
  shares outstanding                                                      28,805                         21,090
                                                      ===========================    ===========================
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NOTE:  THE ABOVE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
       OF OPERATIONS FOR THE THREE months ended March 31, 2000 and 1999 exclude $7.6 million and $1.4 million, respectively, of
       amortization of goodwill and other purchased intangibles.

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                                                                   THEGLOBE.COM

                                              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              Three months ended March 31,
                                                   ---------------------------------------------------
                                                            2000                       1999
                                                   ------------------------   ------------------------


Net revenues                                                        $6,979                     $3,192
Cost of revenues                                                     4,408                      1,196
                                                   ------------------------   ------------------------

    Gross profit                                                     2,571                      1,996

Operating expenses:
  Sales and marketing                                                5,597                      2,187
  Product development                                                2,968                      2,114
  General & administrative                                           3,211                      2,754
  Amortization of goodwill
   and intangible assets                                             7,624                      1,361
                                                   ------------------------   ------------------------

      Total operating expenses                                      19,400                      8,416
                                                   ------------------------   ------------------------

Loss from operations                                               (16,829)                    (6,420)

Interest and other income, net                                         420                        196
                                                   ------------------------   ------------------------

      Loss before provision for income taxes                       (16,409)                    (6,224)

Provision for income taxes                                              70                         46
                                                   ------------------------   ------------------------

      Net loss                                                   ($16,479)                    ($6,270)
                                                   ========================   ========================

Basic and diluted net loss per share                               ($0.57)                     ($0.30)
                                                   ========================   ========================

Weighted average basic and diluted
  shares outstanding                                                28,805                     21,090
                                                   ========================   ========================
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                                                                           THEGLOBE.COM
                                                              CONSOLIDATED CONDENSED BALANCE SHEET

                                                                          MARCH 31, 2000

                                                             (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                        ASSETS                                MARCH 31, 2000               DECEMBER 31, 1999
                                                         -------------------------      -------------------------
                                                               (UNAUDITED)

Current assets:
   Cash and cash equivalents                                              $19,164                        $36,586
   Short-term investments                                                  23,845                         19,289
   Accounts receivable, net                                                 5,196                          4,220
   Prepaid and other current assets                                         2,998                          1,446
                                                         -------------------------      -------------------------

      Total current assets                                                 51,203                         61,541

Property and equipment, net                                                10,513                          9,464
Other assets                                                                6,145                            719
Restricted investments                                                      5,157                          3,657
Goodwill and intangible assets, net                                        71,865                         63,462
                                                         -------------------------      -------------------------

      Total assets                                                       $144,883                       $138,843
                                                         =========================      =========================
           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                        $3,153                         $2,722
   Accrued expenses                                                         3,506                          2,439
   Accrued compensation                                                     1,308                          1,610
   Deferred revenue                                                         1,216                            566
   Current installments of obligations under
     capital leases                                                         2,030                          1,957
   Current portion of long-term debt                                            6                              -
                                                         -------------------------      -------------------------

      Total current liabilities                                            11,219                          9,294

Long-term debt                                                                130                              -
Obligations under capital leases excluding
   current installments                                                     1,693                          2,201
Deferred rent                                                                 467                            438

Stockholders' equity:
   Common stock                                                                31                             28
   Additional paid-in capital                                             218,112                        197,307
   Deferred compensation                                                     (239)                          (269)
   Accumulated other comprehensive loss                                        (4)                          (109)
   Accumulated deficit                                                    (86,526)                       (70,047)
                                                         -------------------------      -------------------------

    Total stockholders' equity                                            131,374                        126,910
                                                         -------------------------      -------------------------

      Total liabilities and stockholders' equity                         $144,883                       $138,843
                                                         =========================      =========================
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